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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the joint proxy statement of PMR Corporation that is made part of Amendment No. 1 to Registration Statement (Form S-4 No. 333-90372) and prospectus of PMR Corporation for the registration of 6,307,422 shares of its common stock and 2,420,969 of contingent value rights and to the use of our reports therein dated
(i) April 5, 2002, with respect to the consolidated financial statements of Psychiatric Solutions, Inc.; (ii) May 30, 2002, with respect to the financial statements of Sunrise Behavioral Health, Ltd.; (iii) June 4, 2002, with respect to the financial statements of Holly Hill/Charter Behavioral Health System, L.L.C.; and (iv) May 31, 2002, with respect to the combined financial statements of Cypress Creek Hospital, Inc., West Oaks Hospital, Inc., and Healthcare Rehabilitation of Austin, Inc.


                                       /s/ Ernst & Young LLP

Nashville, Tennessee
July 8, 2002